As filed with the Securities and Exchange Commission on October 20, 2000

                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549
                      ____________________________________
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ____________________________________
                         SPORTAN UNITED INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

           Texas                                               76-0333165
(State or other jurisdiction                               (I.R.S. Employer
    of incorporation or                                 Identification Number)
       organization)


       3170 Old Houston Road                           Jason G. Otteson
      Huntsville, Texas 77340                       3170 Old Houston Road
          (936) 295-2726                           Huntsville, Texas 77340
 (Address, including zip code, and                     (936) 295-2726
    telephone number, including              (Name, address, including zip code,
     area code, of registrant's                and telephone number, including
    principal executive offices)               area code, of agent for service)


                    Thomas C. Pritchard Consulting Agreement
                            (Full Title of the Plans)
                                _________________
                                    copy to:
                              Cavas S. Pavri, Esq.
                            Brewer & Pritchard, P.C.
                           Three Riverway, 18th Floor
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 659-2430
                                _________________

                                   CALCULATION OF REGISTRATION FEE
===================================================================================================
         TITLE OF                                PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
     SECURITIES TO BE         AMOUNT BEING        OFFERING PRICE       AGGREGATE       REGISTRATION
        REGISTERED            REGISTERED(1)        PER SHARE(2)     OFFERING PRICE(2)      FEE
---------------------------------------------------------------------------------------------------

Common Stock, par value
$.001 per share. . . . .            100,000  $             1.25  $          125,000  $          33
---------------------------------------------------------------------------------------------------
   TOTAL                                                                             $          33
===================================================================================================

____________
(1)    Pursuant  to Rule 416 under the Securities Act of 1933, as amended, the number of  shares of the  issuer's  Common  Stock  registered  hereunder  will  be adjusted in the event of stock splits, stock dividends  or  similar  transactions.
(2)    Estimated solely for the purpose of calculating the amount of the registration  fee pursuant to  Rule 457(h), on the basis  of the high and low prices of the Common Stock as reported by the OTC Electronic  Bulletin  Board  on  October  18,  2000.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

          The following documents filed by Sportan United Industries, Inc. ("Company" or "Registrant") with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

          1. The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or, either (i) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended ("Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (ii) the Company's effective Registration Statement on Form 10 or Form 10-SB filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year;

          2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

          3. The description of the Company common stock that is contained in a registration statement or amendment to any registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.


ITEM  4.  DESCRIPTION  OF  SECURITIES

          Not  Applicable.

ITEM  5.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

          Thomas C. Pritchard is a principal of Brewer & Pritchard, P.C. and is to receive 100,000 shares of common stock pursuant to this registration statement.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

          Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The bylaws of Sportan United Industries, Inc. limit the liability of directors to Sportan United Industries, Inc. or its stockholders to the fullest extent permitted by Texas law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

          The inclusion of this provision in the bylaws may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the company and its stockholders.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

          Not  Applicable

ITEM  8.  EXHIBITS

          The  following  exhibits  are  filed  as  part  of  this  Registration
          Statement:

EXHIBIT NO.           IDENTIFICATION  OF  EXHIBIT
-----------           ---------------------------

  4.1(2)    -- Common  Stock  Specimen
  5.1(1)    -- Opinion  Regarding  Legality
 10.1(1)    -- Thomas  C.  Pritchard  Consulting  Agreement
 23.1(1)    -- Consent  of  Counsel  (included  in  Exhibit  5.1)
 23.2(1)    -- Consent  of Malone & Bailey, PLLC, independent public accountants
 23.3(1)    -- Consent of Mann Frankfort Stein & Lipp, CPAs, L.L.P., independent public accountants
_____________________

(1)     Filed  herewith.
(2)     Filed  previously  on  Form  10-SB,  SEC  File  No.  0-25513.

ITEM  9.  UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                         Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Texas, on the 19th day of October, 2000.


                                   SPORTAN UNITED INDUSTRIES, INC.


                                   By:  /s/ Jason  G.  Otteson
                                      -----------------------------------------
                                      Jason G. Otteson, Chief Executive Officer
                          ____________________________

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature               Title                                   Date
---------               -----                                   ----


/s/ Jason G. Otteson    Director and Chief Executive Officer    October 19, 2000
---------------------
JASON G. OTTESON